EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sanmina Corporation:

We consent to the incorporation by reference in the registration statements on Form S‑3 (Nos. 333‑131360, 333‑61042, 333‑50282, 333‑39316, 333‑95467, 333‑84221, 333‑84039, 333‑76279, and 333‑71313) and on Form S‑8 (Nos. 333‑203596, 333‑195455, 333‑188085, 333-182042, 333‑172128, 333‑165435, 333‑157099, 333‑84704, 333‑112605, 333‑108942, 333‑104692, 333‑100236, 333‑87946, 333‑84704, 333‑83110, 333‑75616, 333‑64294, 333‑39930, 333‑79259, and 333‑23565) of Sanmina Corporation of our report dated November 19, 2015, with respect to the consolidated balance sheets of Sanmina Corporation as of October 3, 2015 and September 27, 2014, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended October 3, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 3, 2015, which report appears in the October 3, 2015 annual report on Form 10‑K of Sanmina Corporation.

/s/ KPMG LLP
______________________
Santa Clara, California
November 19, 2015